Morgan Stanley Mortgage Securities Trust
Item 77C
Results of Special Shareholder Meeting

On August 1, 2006, a Special Meeting of Shareholders of the
Fund was scheduled in order to vote on the proposals set
forth below. The meeting was held on August 1, 2006 and the
voting results with respect to these proposals were as
follows:

(1) Election of Trustees:

                                     For    Withhold  Absta    BNV*
                                                        in
Frank L. Bowman.................  12,192,7   602,219    0       0
                                     40
Kathleen A.                       12,205,7   589,255    0       0
Dennis.................              04
James F.                          12,197,3   597,584    0       0
Higgins..................            75
Joseph J.                         12,192,7   602,257    0       0
Kearns..................             02
Michael F.                        12,179,2   615,739    0       0
Klein..................              20
W. Allen Reed..................   12,183,3   611,578    0       0
                                     81
Fergus Reid...................    12,166,9   628,019    0       0
                                     40

(2) Elimination of certain fundamental investment
restrictions:

                                     For    Agains  Abstain   BNV*
                                              t
Elimination of the fundamental      11,192, 531,54  567,106  503,842
policy restricting the Fund's           468      3
ability to pledge assets.......
Elimination of the fundamental      11,165, 602,90  522,662  503,842
policy restricting purchases of         551      4
securities on margin...........
Elimination of the fundamental      11,257, 511,05  522,978  503,842
policy prohibiting investments in       087      2
oil, gas, and other types of
minerals or mineral
leases.........
Elimination of the fundamental      11,233, 590,57  467,057  503,842
policy prohibiting or restricting       490      0
the purchase of securities of
issuers in which Directors or
Officers have an interest.......
Elimination of the fundamental      11,273, 566,40  451,707  503,842
policy prohibiting investments for      010      0
purposes of exercising control....
Elimination of the fundamental      11,254, 559,46  476,826  503,842
policy regarding investments in         825      6
unseasoned companies.......

(3) Modify certain fundamental investment restrictions for:

                                     For    Again   Abstain   BNV*
                                              st
Modify fundamental policy          11,279,1  511,4  500,576  503,842
regarding diversification.....           24     17
Modify fundamental policy          11,220,5  606,5  463,974  503,842
regarding borrowing money..              79     64
Modify fundamental policy          11,203,0  612,9  475,057  503,842
regarding loans.......                   90     70
Modify fundamental policy          11,182,3  616,9  491,831  503,842
regarding investment in                  20     66
commodities, commodity contracts
and futures contracts.
Modify fundamental policy          11,229,4  585,2  476,426  503,842
regarding issuance of senior             65     26
securities...

(4) Reclassify certain fundamental policies as non-
fundamental policies:

                                     For    Again   Abstain   BNV*
                                              st
Reclassification as non-           11,190,0  587,5  513,503  503,842
fundamental the fundamental              97     17
policy regarding the short sale
of securities....
Reclassification as non-           11,250,7  543,6  496,694  503,842
fundamental the fundamental              93     30
policy prohibiting investments in
other investment companies.
Reclassification as non-           11,202,5  574,7  513,804  503,842
fundamental the fundamental              94     19
policy prohibiting or limiting
investments in illiquid or
restricted
securities....................

* Broker "non-votes are shares held in street name for which the broker indicates that instructions have not been
received from the beneficial owners or other persons
entitled to vote and for which the broker does not have
discretionary voting authority.